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                                                               EXHIBIT NO. 10.46

                       AMENDMENT DATED DECEMBER 22, 1993
                                       TO
                         WHEELABRATOR TECHNOLOGIES INC.
               1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


     1. The Wheelabrator Technologies Inc. 1991 Stock Option Plan for Non-Employee Directors (the "Directors Plan") is hereby amended by adding the following new subparagraph (d) to Paragraph 3 thereof:

               "(d) Notwithstanding the provisions of subparagraph 3(a) to the contrary, in the event an option expires unexercised as to any shares of Stock as the result of the resignation of a director for any bona fide reason, a new option grant equal to the lesser of (i) the number of shares of Stock which expired unexercised and (ii) 15,000 shares of Stock, shall be automatically granted to such person upon reelection or reappointment as a director of the Company."

     2. The Directors Plan is hereby amended by replacing the existing Paragraph 11 in its entirety with the following new Paragraph 11:

               "11. EFFECTIVE DATE OF AMENDMENTS. The Board of Directors may adopt and authorize amendments to this Plan subject to subsequent approval of the stockholders of the Company or receipt by the Company of a no-action letter from the staff of the Securities and Exchange Commission (the "Commission") to the effect that stockholder approval of such amendment is not required pursuant to Rule 16b-3 of the rules and regulations of the Commission promulgated under the Securities Exchange Act of 1934. Options may be granted under this Plan prior, but subject, to the receipt of such no-action letter or the approval of such amendment by the stockholders of the Company and, in either such case, the date of grant shall be determined without reference to the date of receipt of such no-action letter or the approval of such amendment by the stockholders of the Company. Notwithstanding any other provision of this Plan to the contrary, no option granted hereunder pursuant to such an amendment shall be exercisable prior to the date on which such amendment is approved by stockholders or a no-action letter in respect of such amendment is received by the Company as herein contemplated. In the event that as the result of an event described in Paragraph 7(b), an option becomes exercisable prior to the date on which receipt of such no-action letter or
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          stockholder approval is obtained, the period for exercise thereof shall automatically be extended to allow for such exercise to made within three months following the date on which such no-action letter or stockholder approval is obtained."